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                                REVOCABLE PROXY                  EXHIBIT 99.4

                        UNION FINANCIAL BANCSHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF UNION FINANCIAL BANCSHARES, INC.
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON _______________, 1999.


     The undersigned stockholder of Union Financial Bancshares, Inc. (the "Company") hereby appoints _________________, ____________________ and
_________________ as proxies, each of them with full power of substitution, to attend and act as proxy for the undersigned and to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of stockholders of the Company to be held at _____ p.m., local time on ____________, 1999, at __________________ ____________, and any and all
adjournments and postponements thereof (the "Special Meeting"), with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Proxy Statement and (ii) in their discretion with respect to any other business that may properly come before the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (1) "FOR" approval and adoption of the Merger Agreement (as defined herein) and (2) in the discretion of the proxies as to all other matters that may properly come before the Special Meeting.


              (continued--to be signed and dated on reverse side)
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     The Board of Directors recommends a vote "FOR" approval and adoption of the
Merger Agreement.

     1. Approval and adoption of the Agreement and Plan of Merger, dated as of July 1, 1999, by and between South Carolina Community Bancshares, Inc. and the Company pursuant to which South Carolina Community Bancshares, Inc. will merge into the Company. Each share of common stock of South Carolina Community Bancshares, Inc., par value at $0.01 per share, will be converted into the right to receive cash and stock, subject to adjustment, all on and subject to the terms and conditions contained therein. The amount of cash and stock referred to as the merger consideration will depend on the average market price of Union Financial stock over a certain period of time prior to the merger's closing date. In all circumstances, the cash portion of the merger consideration must
                                  ----
        be at least $5.25. The stock portion of the merger consideration must be
                               -----
        at least 0.817 shares, and can be no more than 0.980 shares, of Union Financial stock. If Union Financial's average market price per share during this period is between $12.50 and $15.00, the total merger consideration will be $17.50 per share of the Company. If Union Financial's average market price per share is more than $15.00, the total merger consideration will be at least $17.51 per share of the Company. If the average market price per share is between $12.00 and $12.49, the total merger consideration will be between $17.01 and $17.49 per share of the Company. If the average market price per share is less than $12.00, the total merger consideration will be $17.00 per share of the Company.

                    FOR              AGAINST              ABSTAIN

                    |_|                |_|                  |_|

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. As of the date of the Special Meeting, management of the Company is not aware of any such other business.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement, dated ___________, 1999, for the Special Meeting.

                              Dated: ____________________________________


                              Signature: ________________________________


                              Signature: ________________________________


                              Title: ____________________________________


                              (Please date and sign here exactly as name appears at left. When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)


                              PLEASE ACT PROMPTLY.
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

             IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE,
            SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.


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